Exhibit 99.1

PVH Corp. Names CEO of PVH EMEA
Retail veteran Fredrik Olsson to build on the market-leading strength of Tommy Hilfiger and Calvin Klein and lead the next chapter of growth in the region

NEW YORK—(BUSINESS WIRE)—September 5, 2024— PVH Corp. (NYSE:PVH) today announced the appointment of Fredrik Olsson as CEO of PVH EMEA. Olsson will join the company in Q4 2024 and report into Stefan Larsson, CEO of PVH Corp.

Olsson joins PVH from most recently being the CEO of Max Fashion, one of the largest and leading Middle East fashion retailers based in Dubai. During his leadership of Max Fashion, he has further strengthened the brand’s performance with strong revenue and margin growth.

Before Max Fashion, Olsson worked for more than 20 years at the H&M Group. For 15 of those years, he was part of the leadership team that grew H&M globally, more than doubling the size of the business to $22 billion in 2023 and a retail footprint of more than 4,500 stores globally. During his tenure at H&M, Olsson held key leadership roles for the group, including Managing Director globally for the H&M Brand, Head of Global Expansion H&M Group and Head of Global Growth H&M Group. He has led across multiple business areas and countries and is credited with fueling significant profitable growth for H&M through international expansion, digital acceleration and successful business transformation, and has extensive experience working in the European market.

Larsson said, “Fredrik is a unique leader in our sector with a high-performance track record of driving consistent, profitable, brand-accretive growth across multiple markets globally, leading through a very strong people and partnership focus. His systematic and repeatable approach of driving growth will be important as we continue to unlock our full potential in the region and make progress towards our vision to build Calvin Klein and Tommy Hilfiger into the most desirable lifestyle brands in the world and make PVH one of the highest performing brand groups in our sector.”

Larsson continued, “I also want to take this opportunity to thank David Savman for his leadership during his time as interim CEO of PVH Europe.” Savman will continue to lead EMEA until Olsson starts, and they will work closely together during a handover period, ensuring a seamless transition.

Olsson said, “I am thrilled to be joining PVH during this pivotal time, as the company continues to make important progress on its long-term, brand-building growth strategy, the PVH+ Plan. I’ve always admired Calvin Klein and Tommy Hilfiger, and the strong European business they have built. I’m looking forward to working with the entire EMEA team and our key partners to unlock the region’s next growth chapter.”

Olsson will relocate to Amsterdam together with his family and be based in PVH’s EMEA regional headquarters office. He holds a Bachelor of Science in Business and Economics and a Master of Science in Mechanical Engineering from Lund University.

About PVH Corp.

PVH is one of the world's largest fashion companies, connecting with consumers in over 40 countries. Our global iconic brands include Calvin Klein and TOMMY HILFIGER. Our 140-year history is built on the strength of our brands, our team, and our commitment to drive fashion forward for good. That's the Power of Us. That's the Power of PVH.

Follow us on Facebook, Instagram, X and LinkedIn.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release, including, without limitation, statements relating to the Company’s future plans, strategies, objectives, expectations and intentions are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; and (ii) the other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company does not undertake any obligation to update publicly any forward-looking statement, whether as a result of the receipt of new information, future events or otherwise.